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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                   FORM 8-A/A

                                (Amendment No. 1)

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               GENZYME CORPORATION
             (Exact name of Registrant as Specified in its Charter)

             MASSACHUSETTS                            06-1047163
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS                    02139
(Address of Principal Executive Offices)                      (Zip Code)

If this Form relates to the                    If this Form relates to the
registration of a class of                     registration of a class of
securities pursuant to Section                 securities pursuant to Section
12(b) of the Exchange Act and is               12(g) of the Exchange Act and
effective upon filing pursuant to              is effective pursuant to General
General Instruction A.(c),                     Instruction A.(d), please check
please check the following box./ /             the following box. /X/

Securities Act registration statement file number to which this form relates:_____________________________________
                 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                    Name of Each Exchange on Which
     to be so Registered                    Each Class is to be Registered
           NONE                                        NONE

Securities to be registered pursuant to Section 12(g) of the Act:

    GENZYME SURGICAL PRODUCTS DIVISION COMMON STOCK, PAR VALUE $.01 PER SHARE
                            GSP STOCK PURCHASE RIGHTS
                                (Title of Class)



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

     The Registration Statement on Form 8-A (the "Registration Statement") filed by Genzyme Corporation (the "Registrant") on June 11, 1999 is hereby amended by deleting Item 1(a) and Item 2 and replacing them with the Item 1(a) and Item 2 contained herein. Item 1(b) is not being amended and is reproduced herein.

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     (a) Description of Genzyme Surgical Products Division Common Stock, par value $.01 per share.

     The description of the shares of Genzyme Surgical Products Division Common Stock, par value $.01 per share ("GZSP Stock") registered hereby is contained under Item 5 of the Registrant's Current Report on Form 8-K (File No. 0-14680) filed with the Securities and Exchange Commission (the "Commission") on June 30, 2000 and is hereby incorporated herein by reference. That description is qualified in its entirely by reference to the more complete description of the terms of GZSP Stock contained in the Restated Articles of Organization of Genzyme, which is filed as Exhibit 1 to this Registration Statement and is incorporated herein by reference.

     (b) Description of the GSP Stock Purchase Rights.

     Pursuant to the Amended and Restated Renewed Rights Agreement dated as of June 10, 1999 (the "Agreement") between Genzyme Corporation and American Stock Transfer & Trust Company, as Rights Agent, each outstanding share of GZSP Stock also represents one preferred stock purchase right (a "GSP Stock Purchase Right"). Each GSP Stock Purchase Right will, upon becoming exercisable, entitle the holder to buy one newly-issued share of Genzyme's Series D Junior Participating Preferred Stock, par value $0.01 per share, for each share of GZSP Stock, at an exercise price of $150 per share. The description of the GSP Stock Purchase Rights is contained in Amendment No. 1 to the Registrant's Registration Statement on Form 8-A filed with the Commission on June 11, 1999, which is incorporated herein by reference.

ITEM 2.  EXHIBITS.

       1.     Restated Articles of Organization of the Registrant. Filed as
              Exhibit 1 to the Registrant's Current Report on Form 8-K filed with the Commission on June 30, 2000 (the "June 2000 Form 8-K"), and incorporated herein by reference.

       2. Series Designation for the Series A, Series B, Series C and Series D Junior Participating Preferred Stock of the Registrant. Filed as
              Exhibit 2 to Amendment No. 1 to the Registrant's Registration Statement on Form 8-A filed with the Commission on June 11, 1999, and incorporated herein by reference.

       3. By-Laws of the Registrant. Filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 (File No. 0-14680), and incorporated herein by reference.

       4. Management and Accounting Policies Governing the Relationship of Genzyme Divisions. Filed as Exhibit 3 to the Registrant's June 2000 Form 8-K and incorporated herein by reference.

       5. Amended and Restated Renewed Rights Agreement dated as of June 10, 1999 between the Registrant and American Stock Transfer & Trust Company. Filed as Exhibit 4 to Amendment No. 1 to the Registrant's Registration Statement on Form 8-A filed with the Commission on June 11, 1999, and incorporated herein by reference.



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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           GENZYME CORPORATION

Date: June 30, 2000                    By: /s/ Michael S. Wyzga
                                           --------------------------
                                           Name: Michael S. Wyzga
                                           Title: Senior Vice President, Finance
                                                  and Chief Financial Officer



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EXHIBIT NO.   DESCRIPTION

       1.     Restated Articles of Organization of the Registrant. Filed as
              Exhibit 1 to the Registrant's Current Report on Form 8-K filed with the Commission on June 30, 2000 (the "June 2000 Form 8-K"), and incorporated herein by reference.

       2. Series Designation for the Series A, Series B, Series C and Series D Junior Participating Preferred Stock of the Registrant. Filed as
              Exhibit 2 to Amendment No. 1 to the Registrant's Registration Statement on Form 8-A filed with the Commission on June 11, 1999, and incorporated herein by reference.

       3. By-Laws of the Registrant. Filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 (File No. 0-14680), and incorporated herein by reference.

       4. Management and Accounting Policies Governing the Relationship of Genzyme Divisions. Filed as Exhibit 3 to the Registrant's June 2000 Form 8-K, and incorporated herein by reference.

       5. Amended and Restated Renewed Rights Agreement dated as of June 10, 1999 between the Registrant and American Stock Transfer & Trust Company. Filed as Exhibit 4 to Amendment No. 1 to the Registrant's Registration Statement on Form 8-A filed with the Commission on June 11, 1999, and incorporated herein by reference.